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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Strategic Distribution, Inc.:

        We consent to incorporation by reference in the registration statements (No. 33-57578, No. 333-01715 and No. 333-06973) on Form S-8 of Strategic Distribution, Inc. of our report dated February 28, 2003, relating to the consolidated balance sheets of Strategic Distribution, Inc. and subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which report appears in the December 31, 2002 Annual Report on Form 10-K of Strategic Distribution, Inc. Our report refers to a change in the Company's method of accounting for goodwill in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

KPMG LLP
Philadelphia, Pennsylvania March 27, 2003

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  EXHIBIT 23
INDEPENDENT AUDITORS' CONSENT